2008 EQUITY INCENTIVE PLAN
FOR NON-EMPLOYEE DIRECTORS
OF
ICO, INC.

[Amending and Restating the Fourth Amended and Restated
1993 Stock Option Plan for Non-employee Directors of ICO, Inc.]

This 2008 Equity Incentive Plan for Non-employee Directors of ICO, Inc. has been adopted by the Board of Directors of the Company, effective on January 23, 2008, subject to approval by the stockholders of the Company no later than twelve months thereafter.

ARTICLE I

Purpose

The purpose of this Plan is to advance the interests of the Company, by providing an additional incentive to attract and retain qualified and competent Directors, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

ARTICLE II

Definitions

2.1            Definitions. For purposes of this Plan the following capitalized terms shall have the definition that is attributed to them, unless another definition is clearly indicated by a particular usage and context:

(a)
“Affiliate” shall mean, except to the extent otherwise not permitted under Code Section 424(f), any one or more corporations which are members of a “parent-subsidiary controlled group” as such term is defined in Code Section 1563(a)(1), except that “at least 50 percent” shall be substituted for “at least 80 percent” each place it appears in Code Section 1563(a)(1).

(b)
“Award” shall mean any form of award authorized and granted under this Plan, whether singly or in combination, pursuant to the terms, conditions, restrictions and/or limitations (if any) the Committee may establish.  Awards granted under this Plan may include:

(i)	Options; and

(ii)	Restricted Shares.

(c)	“Award Agreement” shall mean an agreement between an Eligible Person and the Company evidencing an Award including, without limitation, an Option Agreement and/or a Restricted Stock Agreement.

(d)	“Board” shall mean the Board of Directors of the Company.

(e)	”Change of Control” shall have the meaning ascribed to it in Section 9.3.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)	“Committee” shall mean the Board.

(h)	“Company” shall mean ICO, Inc.

(i)
“Date of Grant” shall mean the date when a grant of an Award is effective, which, unless otherwise provided in this Plan, shall be designated by the Committee at the time it makes an Award, and shall be either the date when the Award is made or a date in the future specified by the Committee.

(j)	“Director” shall mean a member of the Board.

(k)	“Eligible Person(s)” shall mean those persons who are Directors of the Company and who are not employees or officers of the Company or a Subsidiary.

(l)
“Fair Market Value” of a Share on a specified date shall mean the last sale price reported on the NASDAQ Global Market™ (“NASDAQ”) on the specified date, or if Shares are no longer traded on the NASDAQ, the last sales price of the Shares reported on any other stock exchange or over-the-counter trading system on which the Shares are trading on the specified date.   If no sale has been made on a specified date, then the Fair Market Value of the Shares shall be the last sales price on the last preceding date on which any sales of Shares were made on the NASDAQ or other applicable stock exchange or over-the-counter trading system.

(m)	“Minimum Restricted Period” shall have the meaning ascribed to it in Section 7.3.

(n)	“Nonqualified Stock Option” shall mean an Option granted under this Plan that is not an incentive stock option as defined in Section 422A of the Code.

(o)
“Option” shall mean the right to purchase a stated number of Shares at a specified price.  An Option may be granted to an Eligible Person subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate.

(p)	“Option Expiration Date” shall mean the last day of the term of an Option, i.e. the last date when an Option may be exercised.

(q)
“Option Price” shall mean the purchase price per Share subject to an Option and, unless otherwise provided in this Plan, shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant.

(r)	“Optionee” shall mean a person to whom an Option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

(s)	“Performance Measures” shall have the meaning ascribed to it in Section 3.3.

(t)	“Performance Period” shall have the meaning ascribed to it in Section 3.3.

(u)
“Permanent Disability” shall mean any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.

(v)
“Plan” shall mean this 2008 Equity Incentive Plan for Non-employee Directors of ICO, Inc., which is a restatement of the previously adopted Fourth Amended and Restated 1993 Stock Option Plan for Non-employee Directors of ICO, Inc.

(w)	“Restricted Period” shall have the meaning ascribed to it in Section 7.1.

(x)	“Restricted Shares” shall have the meaning ascribed to it in Section 7.1.

(y)	“Rule 16b-3” shall mean Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended.

(z)	“Share(s)” shall mean a share or shares of the common stock, no par value, of the Company.

(aa)
“Subsidiary” shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50 percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(bb)	“Termination of Service” shall mean the cessation of the Eligible Person’s relationship with the Company as a director.

(cc)	“Vesting Period” shall mean the continuous period of service on the Board required for an Award of Options or Restricted Shares to become fully earned.

ARTICLE III

Administration

3.1	Administration. The Plan shall be administered by the Committee. Actions shall be taken by a majority of the Committee members.

3.2
Interpretation.  Except as specifically limited by the provisions of this Plan, the Committee in its discretion shall have the authority to interpret the provisions of this Plan and decide all questions of fact arising in its application.

3.3
Awards Contingent on Performance.  The Committee may grant Awards contingent upon the achievement of performance or other objectives (“Performance Measures”) during a specified period (“Performance Period”).  Except as specifically limited by the provisions of this Plan, the Committee in its discretion shall have the authority to determine the Performance Period and Performance Measures, if any, applicable to an Award, and the Performance Period and Performance Measures shall be set forth in the Award Agreement.  If an Award is subject to Performance Measures, the number of Options that vest, or the number of Restricted Shares earned will be contingent on the degree to which the Performance Measures established at the time of the initial Award are satisfied or achieved, in the sole discretion of the Committee.  The Committee shall have the sole discretion to revise the Performance Measures or Performance Period to reflect significant events or changes that occurred during the Performance Period.

3.4
Final and Binding Decisions.  Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Awards.

3.5
Limitation of Liability; Indemnification.  No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan or any Award granted hereunder, and to the extent permitted by law, all members shall be indemnified by the Company for any liability and expenses that may occur through any claim or cause of action.

ARTICLE IV

Shares Subject to Plan

The maximum number of Shares that may be made subject to Awards granted under this Plan shall not exceed FOUR HUNDRED TEN THOUSAND (410,000) Shares, such number having been adjusted for all previous stock splits, from Shares held in the Company’s treasury or from authorized and unissued Shares.  To the extent permitted under Rule 16b-3, upon lapse or termination of any Award for any reason without being completely exercised, the Shares that were subject to such Award may again be subject to other Awards.  The maximum number of shares which may be subject to Awards granted under this Plan is subject to adjustment as provided in Article IX hereof with respect to the Shares subject to Awards then outstanding.  Exercise of an Award granted under this Plan in any manner shall result in a decrease in the number of Shares which may thereafter be available, both for purposes of this Plan and for sale to any one individual, by the number of Shares as to which the Award is exercised.

Separate stock certificates may be, but are not required to be, issued by the Company for those Shares acquired pursuant to the exercise of a Nonqualified Stock Option or upon the satisfaction of the applicable Vesting Period and/or Performance Measures under an Award of Restricted Shares. Any Option granted hereunder shall be a Nonqualified Stock Option.

ARTICLE V

Award Agreements

5.1	Award Agreements. All Awards granted under this Plan shall be evidenced by a written Award Agreement in such form or forms as the Committee in its sole discretion may determine.

5.2
Consent of Eligible Person. Each Eligible Person, by acceptance of an Award under this Plan, shall be deemed to have consented to be bound, on the Eligible Person’s own behalf and on the behalf of the Eligible Person’s heirs, assigns and legal representatives, by all terms and conditions of this Plan, as amended from time to time.

ARTICLE VI

Stock Option Awards

6.1
Option Expiration Dates.  Subject to the provisions regarding Termination of Awards in Article VIII herein, each Option shall be for a term of from one to ten years from the Date of Grant.  In the event that the Option Expiration Date is not specified in the Option Award Agreement, it shall be ten years from the Date of Grant.

6.2
Revisions to Option Awards.  The Committee, subject to the Eligible Person’s approval, on or after the Date of Grant, may establish different exercise schedules and impose other conditions upon exercise and vesting for any particular Option or groups of Options.

6.3	Option Price. The Option Price per Share of any grant of Options under this Plan shall be not less than 100% of the Fair Market Value per Share on the Date of Grant.

6.4
Exercise of Options.  Any person entitled to exercise an Option in whole or in part may do so by delivering written notice of exercise to the Company, attention Corporate Secretary, at its principal office.  The written notice shall specify the number of Shares for which an Option is being exercised and the Date of Grant of the Option being exercised, and shall be accompanied by full payment of the Option Price for the Shares being purchased.

6.5            Payment of Option Price

(a)
Payment of Option Price may be made in cash, by wire transfer, by broker-assisted cashless exercise (in accordance with the Company’s current procedures for broker-assisted cashless exercise), by the tender of Shares, or any combination thereof, or in such other form as may be determined by the Committee.  Shares tendered for payment of the Option Price shall be valued at their Fair Market Value on the Date of Exercise.

(b)
Payment through tender of Shares may be made by instruction from the Eligible Person to the Company to withhold from the Shares issuable upon exercise that number which have a Fair Market Value equal to the exercise price for the Option or the portion thereof being exercised.

ARTICLE VII

Restricted Share Awards

7.1
Certain Definitions.  “Restricted Shares” are Awards consisting of grants of Shares to Eligible Persons, the vesting of which are subject to a Vesting Period and/or Performance Measures established by the Committee.  The period when any Restricted Shares have not yet been earned because the Vesting Period and/or Performance Measures have not been satisfied is referred to herein as the “Restricted Period.”

7.2
Awards of Restricted Shares.  The Committee shall designate the Eligible Persons to whom Restricted Shares are to be awarded and the number of Shares that are subject to the Award.  Restricted Shares may be granted to the same Eligible Person on more than one occasion.  Restricted Shares may be granted under this Section 7.2 even if the Eligible Person receives a grant of Options under Article VI hereof.

7.3
Terms and Conditions.  Grants of Restricted Shares awarded to Eligible Persons under this Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with this Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the Restricted Share Agreement:

(a)
Restricted Shares awarded to Eligible Persons may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided otherwise herein, during the Restricted Period applicable to each Award.

(b)
The Restricted Period of Restricted Shares granted under this Plan shall be ten years or such shorter period as the Committee may determine at the time of the Award of such Restricted Shares. Under no circumstances shall the Restricted Period be less than six months (“Minimum Restricted Period”); provided, however, that the vesting of any Restricted Shares may be accelerated to occur prior to the end of the Minimum Restricted Period pursuant to the provisions of Sections 8.2 or 9.3 below.

(c)
(Except for the restrictions described in the preceding paragraph, and as otherwise provided in a Restricted Share Agreement, during the Restricted Period the Eligible Person as holder of such Restricted Shares shall have all the rights of a stockholder, including but not limited to:

(i)	the right to vote such Restricted Shares, and

(ii)	the right to receive all dividends paid on such Restricted Shares.

(d)
The Committee may, subject to the Eligible Person’s approval, at any time after the date of an Award of Restricted Shares, adjust the length of any applicable Vesting Period or Performance Period to account for individual circumstances of an Eligible Person or group of Eligible Persons.

(e)
Each certificate issued or book entry made in respect of Restricted Shares awarded under this Plan shall be registered in the name of the Eligible Person and, at the discretion of the Committee, until the conclusion of the Restricted Period each such certificate may be deposited in a bank or alternative location designated by the Committee. Each such certificate shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 2008 Equity Incentive Plan for Non-employee Directors of ICO, Inc. [as amended from time to time] and an agreement entered into between the registered stockholder and ICO, Inc.  A copy of such plan and agreement is on file in the office of the Secretary of ICO, Inc., 1811 Bering Drive, Suite 200, Houston, Texas 77057 [or current ICO, Inc. address].”

(f)
At the end of the Vesting Period applicable to a Restricted Share Award (that is not subject to Performance Measures), certificates issued in respect to such Restricted Shares will be transferred free of all restrictions to the Eligible Person (or the Eligible Person’s successors) and all restrictions will be removed from an Eligible Person’s (or the Eligible Person’s successors) book entry(ies) representing such Restricted Shares, as applicable. At the end of the Performance Period applicable to a Restricted Share Award, the Committee shall determine the number of Restricted Shares that have been earned in accordance with the provisions of Section 3.3 above; provided that the Vesting Period, if any, has been satisfied, certificates issued in respect to such Restricted Shares will be transferred free of all restrictions to the Eligible Person (or the Eligible Person’s successors) and all restrictions will be removed from an Eligible Person’s (or the Eligible Person’s successors) book entry(ies) representing such Restricted Shares, as applicable; and any Restricted Shares that are not earned because of failure to satisfy applicable Performance Measures shall be forfeited.

ARTICLE VIII

Termination of Awards

8.1
Termination During Service as a Director.  During an Eligible Person’s period of continuous service as a director of the Company, an Award of Options or Restricted Shares will be terminated only if it (a) has been fully exercised or earned, (b) has not vested due to a failure to satisfy any Performance Measures or other terms of grant or (c) has expired or been forfeited by its terms.

8.2	Termination of Service.

(a)	Options.

(1)            Unless an Option Award Agreement provides otherwise, upon Termination of Service for any reason, the then exercisable portion of any Option will terminate upon the earlier of (i) the first business day following expiration of the three month period after the date of Termination of Service or (ii) the Option Expiration Date set forth in the Award Agreement pursuant to which the award was granted. The portion of any Option Award not exercisable will terminate on the date of Termination of Service.

(2)            Notwithstanding the preceding paragraph, if an Eligible Person holding an Option dies or becomes subject to Permanent Disability while serving as a director of the Company or within three months after Termination of Service, such Option may be exercised to the extent exercisable on the date of the occurrence of the event which triggers the operation of this paragraph, at any time by the estate or guardian of such person or by those persons to whom the Option may have been transferred by will or by the laws of decent and distribution until the earlier of (i) the date which is one year after the date of such death or occurrence of Permanent Disability or (ii) the Option Expiration Date set forth in the Award Agreement.

(3)            The Committee may at any time prior to the three months after the date of Termination of Service provide that particular Options not be affected by such termination and continue in force whether or not exercisable at the date of such Termination of Service until the Option Expiration Date set forth in the Award Agreement or any date prior thereto.

(4)            Except as provided in Article IX hereof, in no event will the continuation of the term of an Option beyond the date of Termination of Service allow the Eligible Person, or the Eligible Person’s beneficiaries or heirs, to accrue additional rights under this Plan, or to purchase more Shares through the exercise of an Option that could have been purchased on the date of Termination of Service.  Notwithstanding anything contained herein, no Option may be exercised in any event after the expiration of ten years from the Date of Grant of such Option.

(b)
Restricted Shares.  Except as otherwise determined by the Committee in its sole discretion, or as otherwise permitted herein, an Eligible Person who ceases to be a Director of the Company prior to the end of the Vesting Period applicable to a Restricted Share Award for any reason shall forfeit all Restricted Shares remaining subject to such outstanding Restricted Share Award.

(c)
Termination due to Death or Permanent Disability – Awards Subject to Performance Measures.  In the event that an Eligible Person who holds Options or Restricted Shares conditioned upon Performance Measures ceases to be a Director because of death or because the Eligible Person becomes subject to a Permanent Disability, and the Performance Period has not ended at the time of such termination due to death or Permanent Disability, the Committee shall have sole discretion to determine whether all or any portion of the Award that is subject to Performance Measures will be deemed earned.

ARTICLE IX

Adjustments to Awards due to Changed Circumstances

9.1
Recapitalizations.  In the event of changes in the issued and outstanding Shares of the Company as a result of stock dividends, split-ups, recapitalizations, combinations of Shares, exchanges of Shares or related transactions, (a) the maximum number of Shares subject to Award under this Plan as provided in Article IV hereof shall be adjusted accordingly so that the same proportion of the Company’s issued and outstanding Shares shall continue to be subject to being so awarded and (b) the number and class of Shares and price per Share for each outstanding Award of Options or Restricted Shares shall be correspondingly adjusted by the Committee.

9.2
Distributions to Shareholders and Other Adjustments.  The Committee shall make appropriate adjustments in the Option Price of any outstanding Award of Options to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

9.3
Change of Control.  In event that the Company shall, pursuant to action by its Board, at any time propose to merge into, consolidate with, or sell or transfer substantially all of its assets, or otherwise enter in to a transaction pursuant to which the Company is not the surviving corporation (other than a corporate restructuring among Company Affiliates), or in which the outstanding Shares of the Company are converted to cash, other securities or other property (any such circumstances referred to herein as a “Change of Control”) and provision is not made pursuant to the terms of the transaction(s) relating to such Change of Control (the “Transaction”) for the assumption by the surviving, resulting or acquiring corporation of any outstanding category of Awards under this Plan, or for the substitution of new Awards therefor, with regard for Awards for which no provision is made the following shall apply:

(a)
Options. The Committee shall cause written notice of the proposed Transaction to be given to each Option holder not more than twenty days prior to the anticipated effective date of the proposed Transaction, and the holder’s Option, unless otherwise provided for under the terms of the applicable Award Agreement, shall become fully (100%) vested and, prior to a date specified in such notice, which shall not be more than ten days prior to the anticipated effective date of the proposed Transaction, each Option holder shall have the right to exercise his or her Option to purchase any or all Shares then subject to such Option (unless otherwise provided under the terms of the applicable Award Agreement), including those, if any, which by reason of other provisions of this Plan have not then become available for purchase. Each Option holder, by so notifying the Company in writing, may, in exercising his or her Option, condition such exercise upon, and provide that such exercise shall become effective at the time of, but immediately prior to, the consummation of the proposed Transaction, in which event such Option holder need not make payment for the Shares to be purchased upon exercise of such Option until five days after written notice by the Company to such Option holder that the proposed Transaction has been consummated. If the proposed Transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of the proposed Transaction. If the proposed Transaction is abandoned, (i) any Shares not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of this Plan and (ii) to the extent that any Option not exercised prior to such abandonment shall have vested solely by operation of this paragraph, such vesting shall be deemed annulled, and the original vesting schedule set forth shall be reinstituted, as of the date of such abandonment.

(b)
Restricted Shares. The Committee shall cause written notice of the proposed Transaction to be given to each holder of Restricted Shares not more than twenty days prior to the anticipated effective date of the proposed Transaction, and unless provided for under the terms of the applicable Award Agreement, all restrictions imposed on Restricted Shares shall lapse and such Restricted Shares shall become fully (100%) vested as of a date specified in the notice, which shall not be more than ten days prior to the anticipated effective date of the proposed Transaction.

9.4
No Adjustment in Certain Circumstances.  Except as otherwise expressly provided herein, the issuance by the Company of Shares of its capital stock of any class, or securities convertible into Shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares and/or the Option Price of Shares then subject to outstanding Awards granted under this Plan.

9.5
No Limitation on Corporate Actions.  Without limiting the generality of anything contained in this Article IX, the existence of outstanding Awards granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (a) any or all adjustments, recapitalizations,  reorganizations or other changes in the Company’s capital structure or its business; (b) any merger or consolidation of the Company; (c) any issue by the Company of debt securities, or preferred or preference stock which would rank above the Shares subject to outstanding Awards; (d) the dissolution or liquidation of the Company; (e) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (f) any other corporate act or proceeding, whether of a similar character or otherwise.

ARTICLE X

Transferability of Awards

10.1
Transferability of Awards.  During the lifetime of an Eligible Person to whom an Award of Options or Restricted Shares has been granted, such Options or Restricted Shares are not transferable voluntarily or by operation of law, and may be exercised only by the designated Eligible Person.  Upon the death of an Eligible Person to whom an Award of Options or Restricted Shares has been granted and is outstanding, the Options or Restricted Shares may be transferred to the beneficiaries or heirs of the deceased Eligible Person by will or by the laws of descent and distribution.  Notwithstanding the foregoing limitations, the Committee, in its sole discretion, may allow for the transferability of any Option or Restricted Share Award granted pursuant to this Plan.

10.2
Issuanceof Shares.  No person shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the Shares subject to an Option, unless and until certificates representing such Shares shall have been issued and delivered to such person.  As a condition of any transfer of the certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Plan, any Award Agreement or any law or regulation including, but not limited to, the following:

(a)
a representation, warranty or agreement by the Optionee to the Company, at the time any Option is exercised, that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(b)
a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

Share certificates issued to an Eligible Person who is a party to any shareholders agreement or a similar agreement shall bear the legends contained in such agreements.

ARTICLE XI

Amendment or Discontinuance of Plan

The Board of Directors may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law.  Subject to changes in law or other legal requirements, including any change in the provisions of Rule 16b-3 and Section 162(m) of the Code that would permit otherwise, this Plan may not be amended without the consent of the holders of a majority of the Shares of stock represented at a meeting of Shareholders for which a quorum is present, to (i) increase the aggregate number of Shares of stock that may be issued under this Plan (except for adjustments pursuant to Article VIII of this Plan), (ii) increase materially the benefit accruing to holders of Awards under this Plan, or (iii) modify materially the requirements as to eligibility for participation in this Plan.

ARTICLE XII

Miscellaneous

12.1	Retention as Director. Neither this Plan nor any Award granted under this Plan shall confer upon any person any right to continue to serve as a Director.

12.2	Interpretation; Governing Law

(a)
If any provision of this Plan is held to be invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

(b)	This Plan shall be governed by the laws of the State of Texas.

(c)	Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

12.3
Section 83(b) Election.  If an Eligible Person receives Shares under this Plan that are subject to a “substantial risk of forfeiture” and are not “transferable” as those terms are defined for purposes of Section 83(a) of the Code, then such Eligible Person may elect under Section 83(b) of the Code to include in his gross income, for his taxable year in which the Shares are transferred to him, the excess of the Fair Market Value of such Shares at the time of transfer (determined without regard to any restriction other than one which by its terms will never lapse), over the amount paid for the Shares.  If the Eligible Person makes the Section 83(b) election described above, the Eligible Person shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Company with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to such withholding as the Committee may reasonably require in its sole and absolute discretion.

12.4
Effective Date and Termination Date; Adoption of Plan.  The effective date of this Plan is the 13th day of April, 1993, the date on which the Board originally adopted this Plan.  The shareholders of the Company approved this Plan on June 15, 1993.  This Plan was subsequently amended and restated by the Board on August 29, 1996, which amendment and restatement was approved by the Shareholders on October 7, 1996.  In connection with the corporate restructuring effected on April 1, 1998, pursuant to a Plan of Merger of ICO Merger Sub, Inc. with and into ICO, Inc., the Company (which prior to such merger was named “ICO Holdings, Inc.”) adopted this Plan and assumed the obligations under this Plan from the entity previously named “ICO, Inc.” (which after such merger was renamed “ICO P&O, Inc.”).  This Plan was again amended and restated by the Board on January 8, 1999.  This Plan was again amended and restated by the Board on December 18, 2001, which amendment and restatement was approved by the Shareholders on March 15, 2002.  This Plan was again amended and restated by the Board on November 18, 2005, which amendment and restatement was approved by the Shareholders on March 14, 2006.  This Plan was again amended and restated by the Board on January 23, 2008, which amendment and restatement was approved by the shareholders on [March 11, 2008].  No further Awards may be granted under this Plan after [January 23, 2018], subject to early termination by the Board pursuant to Article XI of this Plan.  This Plan shall remain in effect until all Awards granted under this Plan have been fully earned, exercised or have expired.

12.5
Government Regulations.  This Plan, and the granting and exercise of Awards thereunder, and the obligation of the Company to sell and deliver Shares under such Awards, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.